UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2013
   _____________________
(Exact name of registrant as specified in its charter)
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DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2013, the Board of Directors of Air Transport Services Group, Inc. (the "Company"), upon the recommendation of the Compensation Committee, amended the Company's Executive Incentive Compensation Plan ("EIC Plan") to provide that one of the Performance Measures will be net income from continuing operations. The EIC Plan was also amended to provide that the other performance measures will consist of one or more of the following: revenue growth, return on capital, earnings per share, shipment growth, increase in stock price, return on assets, service or personal goals.

The Company's executives, including the named executive officers, have the potential to earn incentive compensation under the EIC Plan. The purpose of the EIC Plan is to incentivize executive management to achieve short-term corporate goals. Under the EIC Plan, participants are eligible to receive a cash bonus utilizing a non-discretionary formula that establishes a bonus amount, expressed as a percentage of base salary, based upon the extent of achievement of performance measures that are prescribed under the EIC Plan. The performance measures selected, and the relevant weight given to each such performance measure, may vary by participant, provided that, unless otherwise determined by the Compensation Committee, bonuses will be based on at least two performance measures. Prior to the amendment, the EIC Plan provided that one of the performance measures selected would be based on earnings before interest and taxes and also that, with respect to those participants that are employed by a Company subsidiary that has a substantive agreement with BAX Global, Inc., one of their performance measures may be based on the level of performance under the service incentive associated with that agreement. The Company's subsidiaries ceased doing business with BAX Global, Inc. at the end of 2011 in conjunction with BAX Global, Inc.'s restructuring of their U.S.operations.

The cash-incentive bonus opportunity for each participant varies depending upon the position held and ranges from 4% to 130% of the participant's base salary earned during the year. The threshold, target and maximum bonus potentials for the participants consists of the following:

Position	Threshold	Target	Maximum
Chief Executive Officer	4%	78%	130%
CFO; Sr. VP, Corporate General Counsel; Chief Commercial Officer; Subsidiary President	4%	60%	100%
Vice President; Subsidiary Vice President	4%	48%	80%

The Compensation Committee determines the performance measures, and the extent of the achievement thereof, for the Chief Executive Officer and the other participants, although the latter are determined in consultation with the Chief Executive Officer. The Chief Executive Officer, in consultation with the Compensation Committee, determines the extent of achievement of the performance measures for each of the other participants.

Joseph C. Hete, the Company's President and Chief Executive Officer, Quint O. Turner, the Company's Chief Financial Officer, W. Joseph Payne, the Company's Senior Vice President, Corporate General Counsel and Secretary, and Richard F. Corrado, the Company's Chief Commercial Officer, are participants in the EIC Plan at the levels reflected in the table above. For fiscal year 2013, 80% of their bonus opportunity will be based upon the level of achievement of net income targets established by the Compensation Committee, and 20% of their bonus opportunity will be based upon the level of achievement of strategic objectives, as determined in accordance with the preceding paragraph.

The foregoing description of the amendment to the EIC Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the EIC Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 18, 2013, the Board amended the Company's Amended and Restated Bylaws (the “Bylaws”) to implement a majority voting standard for the uncontested election of directors. Beginning with the 2013 Annual Meeting of Stockholders, each director in an uncontested election will be elected by the vote of the majority of the votes cast with respect to the nominee. A “majority of the votes cast” means that the number of shares voted “For” a nominee exceeds the number of shares voted “Against" that nominee. The Bylaws, as amended, include a director resignation policy providing that, in any uncontested election, in order for any person to become a nominee for the Board, that person must submit an irrevocable resignation from the Board, which will become effective if that nominee does not receive a majority of the votes cast and the Board determines to accept such resignation.

In such circumstances, the Board, acting on the recommendation of the Nominating and Governance Committee, shall, within 90 days of receiving the certified vote pertaining to such election, determine whether to accept the resignation of such unsuccessful nominee and, in making that determination, may consider any factors or other information that it deems appropriate or relevant. The Nominating and Governance Committee and the Board expect an unsuccessful incumbent to voluntarily recuse himself or herself from participation in such deliberations. The Company will promptly publicly disclose the Board's decision and, if applicable, the reasons for rejecting the tendered resignation, in a Report on Form 8-K filed with the SEC.
The majority voting standard does not apply, however, in a contested election of directors. An election is deemed to be a contested election if the number of nominees for election as directors at the meeting in question nominated by (i) the Board, (ii) any stockholder, or (iii) a combination thereof exceeds the number of directors to be elected. In such circumstances, directors are instead elected by a plurality of the votes cast, meaning that the nominees receiving the most votes are elected. The determination as to whether an election is a contested election shall be made as of the record date for the meeting in question. Once an election is determined to be a contested election, the plurality standard shall remain in effect through the completion of the meeting, regardless whether the election ceases to be a contested election after the record date but prior to the meeting.

The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Air Transport Services Group, Inc.

10.1	Air Transport Services Group, Inc. Executive Incentive Compensation Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Sr. Vice President
Corporate General Counsel & Secretary

Date:	March 18, 2013